SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2015 (September 29, 2015)

Southwest Iowa Renewable Energy, LLC
(Exact Name of registrant as specified in its charter)

Iowa	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On September 29, 2015, Southwest Iowa Renewable Energy, LLC (the “Company”) received the fully-executed copy of the Sixth Amendment (the “Sixth Amendment”) to Steam Service Contract between the Company and MidAmerican Energy Company (the “Steam Provider”) with an effective date of August 20, 2015. The principal purpose of the Sixth Amendment is to extend the term of the steam service agreement to November 30, 2024. In addition, certain changes were made to provisions governing service interruption due to mandated grid reliability requirements to conform to current utility industry practices. Except as set forth in the Sixth Amendment, all other terms of the Steam Service Contract dated January 22, 2007, as previously amended, remain in full force and effect.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: September 29, 2015	By:	/s/ Brian T. Cahill
Brian T. Cahill
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Sixth Amendment to Steam Service Contract between Southwest Iowa Renewable Energy, LLC and MidAmerican Energy Company